United States
Securities and Exchange Commission
Washington, DC 20549
___________

SCHEDULE 14A INFORMATION

Consent Revocation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☑

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Consent Revocation Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))
☐ Definitive Consent Revocation Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PRESIDENTIAL LIFE CORPORATION
(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Presidential Life Uncovers Apparent Self-Dealing by its Largest Shareholder

-	The Kurz Family Foundation, a charitable foundation controlled by Herbert Kurz, apparently used charitable assets for personal expenses

-	The Board of Directors has removed both Mr. Kurz as Chairman of Presidential Life and Charles Snyder as Chief Financial Officer

-	The Company has appointed Dominic D’Adamo as Acting Chief Financial Officer

Nyack, N.Y. (December 10, 2009) — Presidential Life Corporation ("Presidential Life" or the “Company”) (Nasdaq: PLFE), today announced that it has recently discovered several irregularities relating to the 2007 tax return filed by the Kurz Family Foundation, Ltd. (the "Foundation") as part of an application made by the Foundation to the New York State Insurance Department (“NYSID”) for approval of its acquisition of a controlling interest in the Company.  Mr. Herbert Kurz, a director and stockholder of Presidential Life, is also an officer and director of the Foundation, which is a separate entity from Presidential Life.  The Foundation is the beneficial owner of approximately 20.8% of Presidential Life's outstanding common stock.

A special committee of the independent directors of Presidential Life has commenced an internal investigation into the circumstances surrounding the 2007 Foundation tax return.  The special committee has retained independent counsel, Orrick, Herrington & Sutcliffe LLP, to lead the investigation.

An examination of the 2007 Foundation tax return revealed issues concerning potential self-dealing by Mr. Kurz and improper use of charitable assets for personal expenses.  While the Foundation’s tax returns are unrelated to Presidential Life, the special committee’s investigation is focused on the role of Mr. Kurz, who has been responsible for the day-to-day affairs of the Foundation and who signed the Foundation’s 2007 tax return on behalf of the Foundation, and of Mr. Charles Snyder, who signed the return as a paid preparer.  Mr. Snyder was acting in a personal capacity in connection with the Foundation.  Mr. Snyder is also the Chief Financial Officer of Presidential Life.

Upon discovery of these irregularities, Presidential Life immediately and voluntarily informed the New York State Insurance Department ("NYSID") of the investigation and is cooperating with an investigation instituted by the NYS Superintendent of Insurance into the affairs, conduct and practices of the Foundation.  The NYSID has jurisdiction over the Company's operating subsidiary, Presidential Life Insurance Company (the "Subsidiary") and persons controlling the Subsidiary.  The NYSID has issued a subpoena to the Foundation and to Mr. Snyder in connection with certain expenditures made by the Foundation.

As a result of the investigation, the Board has removed Mr. Kurz as Chairman of Presidential Life.  Mr. Kurz remains a director of Presidential Life.  Under applicable Delaware law, the Board does not have the power to remove a director.  In addition, the Board of Directors has removed Mr. Snyder as Chief Financial Officer of Presidential Life.  Mr. Snyder will remain a non-executive employee of the Company, performing duties at the request of the Board and the Chief Executive Officer to facilitate the transition to the new CFO.

Presidential Life also today announced the appointment of Dominic F. D’Adamo as Acting Chief Financial Officer, effective immediately.  Mr. D’Adamo was, most recently, Senior Vice President of Finance at EmblemHealth Inc. from 2003 to 2008.  Previously, he was Managing Director and Corporate Controller of Marsh Inc. from 1976 to 2003.  Mr. D’Adamo has a M.B.A. and a B.B.A. from Baruch College of the City University of New York.  He is a licensed CPA and a member of the American Institute of Certified Public Accountants.  Mr. D’Adamo also served as a member of the AICPA Insurance Agents & Brokers Task Force.

“This matter does not involve the financial statements or operations of Presidential Life and will have no impact on Presidential Life's financial condition, results of operations or cash flow.  The Board of Directors expects the highest standards from its directors and executives and, as a result, concluded these changes were in the best interests of safeguarding the integrity and values of Presidential Life,” said Mr. William M. Trust Jr., the Lead Independent Director of the Board.  “We are delighted that an executive of the caliber and experience of Mr. D’Adamo was readily available to step into the role of Acting Chief Financial Officer.  We have no doubt that Mr. D’Adamo will fit in seamlessly as we progress with our strategic business plan to deliver value to stockholders and will help assure a smooth transition until a permanent CFO is named.  As ever, the Board remains committed to the highest standards of corporate governance.”

Background of the Investigation

The Independent Committee of the Board of Directors of Presidential Life discovered the irregularities in connection with its due diligence relating to evaluating the Consent Solicitation being conducted by Mr. Kurz.  The discovery was made upon review of the application made to the NYSID by Mr. Kurz and the Foundation in connection with Mr. Kurz’s transfer to the Foundation of a controlling interest in the Company.  Mr. Kurz is an officer and director of the Foundation, and his counsel has represented to the NYSID that Mr. Kurz is the "individual . . . responsible for and in charge of the day to day affairs of the Foundation."

Under the New York Insurance Law, Mr. Kurz and the Foundation were required to file an application for and obtain the approval of the NYSID before the transfer of a controlling interest to the Foundation (in October 2008).  Instead, Mr. Kurz filed the application late, in March 2009.  The 2007 Return of Private Foundation on IRS Form 990-PF (the "2007 Return"), which Mr. Kurz had signed as an officer of the Foundation, was attached to that application.

Preliminary reports prepared by counsel to the investigation committee have been provided to the NYSID pursuant to its request.  The preliminary reports conclude that Mr. Kurz  and the Foundation (through Mr. Kurz) likely engaged in improper self-dealing, made taxable expenditures and used the Foundation’s assets in a manner that is inconsistent with its charitable status under Section 501(c)(3) of the Internal Revenue Code.

About Presidential Life

Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, is a leading provider of fixed deferred and immediate annuities and life insurance products to financial service professionals and their clients. Headquartered in Nyack, New York, the Corporation was founded in 1969 and, through the Insurance Company, markets its product in 49 states and the District of Columbia. For more information, visit our website www.presidentiallife.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements about our future plans and business strategy and expected or anticipated future events and performance.

These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

Contacts:

Brunswick Group

Stan Neve / Greg Faje

212-333-3810